Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITOR


I consent to use in this Registration Statement on Form 20-F of my report dated December 13, 2000 relating to the financial statements of DSI Datotech Systems, Inc. for the years ended October 31, 2000 and 1999 and the report dated February 9, 2000, except for Note 10 as to which the date is at November 3, 2000, relating to the financial statements of DSI Datotech Systems, Inc. for the years ended October 31, 1999 and 1998, and the reference to my firm under the caption `Statement By Experts' in this Registration Statement.



                                                       /s/ G. Ross McDonald
                                                       ---------------------
                                                       G. ROSS MCDONALD
                                                       Chartered Accountant

Suite 1502
543 Granville Street
Vancouver, B.C.
Canada V6C 1X8
May 14, 2001